UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

LMI AEROSPACE, INC.
(Name of Registrant as Specified in its Charter)

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AMENDMENT NO. 1 TO
PROXY STATEMENT

LMI Aerospace, Inc.
411 Fountain Lakes Blvd.
St. Charles, Missouri  63301

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 28, 2011

Explanatory Note: The sole purpose of this Amendment No. 1 to Proxy Statement (the “Amendment”) of LMI Aerospace, Inc. (the “Company”) is to amend and restate the first paragraph of the Company’s definitive proxy statement for its 2011 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on May 20, 2011 (the “Proxy Statement”), under the heading, “Annual Meeting,” in order to reflect the correct date on or about which the form of proxy would first be mailed or given to the shareholders of the Company.  Such paragraph is hereby amended and restated in its entirety.  Except as expressly set forth herein, the Proxy Statement has not been amended, updated or otherwise modified.

ANNUAL MEETING

The enclosed proxy is solicited by the Board of Directors of LMI Aerospace, Inc. (the “Company”) to be voted at the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held at the Company’s principal office located at 411 Fountain Lakes Blvd., St. Charles, MO 63301, beginning at 10:00 a.m. local time on June 28, 2011, or at any adjournment thereof, for the purposes set forth herein and the accompanying Notice of Annual Meeting.  The Notice of Annual Meeting, this Proxy Statement and the enclosed form of proxy are first being mailed or given to shareholders on or about June 2, 2011.  Whether or not you expect to attend the Annual Meeting in person, please return your executed proxy in the enclosed envelope, and the shares represented thereby will be voted in accordance with your wishes. The proxy statement is also available at http://ir.lmiaerospace.com/annuals.cfm.

Availability of Reports on Form 10-K and Form 10-K/A

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 11, 2011 and an Annual Report on Form 10-K/A on May 2, 2011. Shareholders may obtain a copy of our Annual Report on Form 10-K or our Annual Report on Form 10-K/A, without charge, by writing to our Secretary at our principal executive offices located at 411 Fountain Lakes Blvd., St. Charles Missouri 63301.

By order of the Board of Directors,
LAWRENCE E. DICKINSON
Secretary

St. Charles, Missouri
May 31, 2011